Exhibit 99.1

News Release

For Immediate Release:

April 21, 2011

       International Barrier Technology Reports 17% Growth in Fiscal Year-to-Date Sales Revenue and 45% Growth in Sales Volume of Shipments for the Period Ending March 31, 2011

April 21, 2011 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release revenue and sales volumes results for Fiscal 2011 (July 10 – Mar 11) and quarter ended March 31, 2011.  Overall revenue generated for the fiscal period was $2,491,030 and $734,523 for the quarter.  The results represent a 17% increase fiscal year-to-date revenues, while quarterly revenues remained static ($2,121,953 and $749,609, respectively).  Fiscal YTD revenue into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market, sold as LP® FlameBlock® Fire-Rated OSB Sheathing, increased 149% and revenue into the Commercial Modular Market, sold as Mule-Hide FR Deck Panel, increased 3%.

Sales volume of shipments of Barrier products for the year-to-date fiscal period ending March 31, 2011 was 5,100,600 sq. ft.  This is an increase of 45% over the 3,506,800 sq. ft. that was shipped during the previous fiscal year-to-date period (Jul-Mar 10).  Sales into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market increased by 205% during the period, while shipments into the Commercial Modular Market grew by 8%.  Shipment volumes for the quarter ending March 31, 2011 were 1,572,400 sq. ft. vs. the 1,261,100 sq. ft. shipped Q3 2010 (25% increase).

“Barrier’s partnerships with both LP® Building Products (LP) and Mule-Hide Products, Inc. (Mule-Hide) have created a marketing/sales presence that enables us to increase market share with our proprietary technology even in the face of unprecedented softness in building starts,” reports Dr. Michael Huddy, Barrier’s President and CEO.  “This is a time where reaching out and cultivating relationships with industry stalwarts is seen as not only a viable strategy to survive, but a vehicle to flourish and grow.”

Barrier is pleased with the year-over-year growth in both major market arenas served by LP and Mule-Hide.  Current focus is being placed on continuing improvement in manufacturing efficiency so that financial performance gains ground at current sales volumes.  As the construction industry begins to manifest improving building “starts,” the company is well positioned, both in improved market share and efficiency, to respond quickly with available production capacity to capture financial gain.

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB

Sheathing and Mule-Hide FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Tom Corcoran, Investor Relations Manager

International Barrier Technology
(866) 735-3519

tcorcoran@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

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